Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: August 18, 2011

TC Equity Partners V, L.L.C.

By: Thayer | Hidden Creek Partners, L.L.C., its Managing Member

	By:	/s/ Lisa M. Costello
		Name:	Lisa M. Costello
		Title:	Treasurer and CFO

THCP Management II, L.P.

By: Thayer | Hidden Creek Partners, L.L.C., its General Partner

	By:	/s/ Lisa M. Costello
		Name:	Lisa M. Costello
		Title:	Treasurer and CFO

Thayer | Hidden Creek Management, L.P.

By: Thayer | Hidden Creek Partners, L.L.C., its General Partner

	By:	/s/ Lisa M. Costello
		Name:	Lisa M. Costello
		Title:	Treasurer and CFO

Thayer | Hidden Creek Partners, L.L.C.

	By:	/s/ Lisa M. Costello
		Name:	Lisa M. Costello
		Title:	Treasurer and CFO